Exhibit 10.3.2

SECOND AMENDMENT TO THE

2008 PAYLOCITY CORPORATION EQUITY INCENTIVE PLAN

June 29, 2012

THIS SECOND AMENDMENT (this “Amendment”) to the 2008 Paylocity Corporation Equity Incentive Plan (the “Plan”) is being adopted by the Board of Directors of Paylocity Corporation (the “Board”), an Illinois corporation (the “Corporation”) on the date first written above.  Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Plan.

1.                                      Amendment to Section 1.5 of Plan.  Effective upon the approval of this Amendment by the holders of the Common Stock, par value $0.001 per share, and Series A Convertible Preferred Stock, par value $0.001 per share, of the Corporation in accordance with Section 4.2 of the Plan, Section 1.5 of the Plan shall be amended and restated in its entirety to read as follows:

“1.5                         Shares Available.  Subject to adjustment as provided in Section 4.7, an aggregate of 4,511,970 shares of Common Stock shall be available for grants of awards under this Plan, reduced by the aggregate number of shares of Common Stock which become subject to outstanding awards under the Plan and increased by the aggregate number of shares of Common Stock purchased by the Company pursuant to the Investor Rights Agreement entered into by and among the Company, Paylocity Management Holdings, LLC, and the Key Executives and Investors named therein, as amended and/or amended and restated from time to time (the “Investor Rights Agreement”); provided, however, that if the purchase of shares of Common Stock by the Company pursuant to the Investor Rights Agreement is conditioned upon the granting of awards pursuant to the Plan to one or more specified eligible persons (whether by position or job function), then any awards issued to any such specified eligible person shall be deemed to have been made (i) from the shares purchased or purchasable pursuant to the Investor Rights Agreement before any awards may be made from any of the shares of Common Stock otherwise reserved pursuant to the Plan and (ii) first from the shares which have the lowest purchase price per share for the Company pursuant to the Investor Rights Agreement.  To the extent that shares of Common Stock subject to an outstanding award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the purchase price of an award, if any, or to satisfy all or a portion of the tax withholding obligations related to an award, then such shares of Common Stock shall again be available under this Plan.  Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall be equal to an aggregate of 4,511,970 shares of Common Stock, subject to adjustment as provided in Section 4.7.

Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.”

2.                                      Preservation of Other Terms of Plan.  All other terms of the Plan shall remain unchanged by this Amendment.

3.                                      Governing Law.  This Amendment and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.

* * * * *

IN WITNESS WHEREOF, the undersigned officer of the Corporation certifies that this Amendment was duly adopted by the Board on the date stated herein and shall be submitted to the stockholders for their approval.  The Corporation hereby executes this Amendment as of the date first written above.

PAYLOCITY CORPORATION

By:	/s/Steven Beauchamp
Steve Beauchamp, Chief Executive Officer

Signature Page to Second Amendment to the

2008 Paylocity Corporation Equity Incentive Plan